UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a) On February 7, 2005, Vertex Pharmaceuticals Incorporated (“Vertex” or the “Company”) entered into a Severance Agreement and Release (“Severance Agreement”) with Vicki L. Sato, who serves as the Company’s President.  Under the terms of the Severance Agreement, Dr. Sato’s employment by the Company will terminate on May 11, 2005 (the “Termination Date”).  On the Termination Date, the Company will make a one-time payment to Dr. Sato in an amount equal to 18 months’ salary and 18 months’ bonus.  Under Dr. Sato’s agreements with the Company with respect to outstanding stock options and unvested shares of restricted stock, she will be entitled to 18 months’ accelerated vesting, and her options will remain exercisable until November 11, 2006.   The Severance Agreement provides for mutual releases by Dr. Sato and the Company of claims against each other.

(b) Effective on February 3, 2005, the Company executed a letter agreement with Victor Hartmann, M.D., 55, to serve as the Company’s Executive Vice President, Strategic and Corporate Development.  Dr. Hartmann will be responsible for portfolio management of the Company’s development stage assets, business development and licensing and strategic corporate development.  Initially Dr. Hartmann will report to Dr. Vicki Sato, the Company’s President, and thereafter, upon Dr. Sato's departure on May 11, 2005, to Dr. Joshua Boger, the Company’s Chairman and CEO. Under the terms of the letter agreement, the Company and Dr. Hartmann will enter into an Employment Agreement, Restricted Stock Agreement and Employee Non-Disclosure, Non-Competition and Inventions Agreement, each in the form attached to the letter agreement, on the first day of Dr. Hartmann’s employment by the Company, which currently is expected to be February 15, 2005 (the “Start Date”).

The Employment Agreement provides that the Company will pay Dr. Hartmann a base salary in the initial annualized amount of $429,000.  Dr. Hartmann will be eligible to participate in the Company’s performance bonus program, and other incentive compensation programs, if any, applicable to senior executives of the Company.  Dr. Hartmann also will be entitled to a sign-on bonus in the amount of $150,000, which shall be repayable to the Company if Dr. Hartmann voluntarily terminates his employment prior to the first anniversary of the Start Date.   On the Start Date, the Company shall grant to Dr. Hartmann (i) an option to purchase 150,000 shares of the Company’s common stock, exercisable at the fair market value of the Company’s common stock on the Start Date, and vesting in 20 equal quarterly installments; and (ii) 70,000 shares of restricted stock of the Company, of which 20,000 shares will vest on the first anniversary of the Start Date, 25,000 shares will vest on the third anniversary of the Start Date and 25,000 shares will vest on the earlier of the fifth anniversary of the Start Date or the date on which the Company achieves profitability, as defined in the Restricted Stock Agreement.

The Employment Agreement further provides that if Dr. Hartmann’s employment is terminated under certain circumstances without cause or in connection with a change-in-control, Dr. Hartmann will be entitled to 12 months’ severance pay, 18 months’ acceleration of the vesting of outstanding stock options and restricted stock, and continuation of certain employee benefits for up to 12 months.  The Restricted Stock Agreement with respect to the initial 70,000 share grant provides for 100% vesting of shares subject to that agreement, if Dr. Hartmann’s employment is terminated under certain circumstances without cause (including in the event of a change-in-control).

(c) On February 3, 2005, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Vertex (the “Board”) adopted an Employee Compensation Plan for officers and other employees of the Company (the “Plan”), together with Company-wide performance goals for calendar year 2005.  The Plan addresses three components of employee compensation – base salary, performance bonus (short-term incentive) and equity grants (long-term incentive)  — that are designed to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals as well as individual performance objectives.

Upon completion of each performance period (usually a calendar year), the Company’s Board assigns the Company a performance rating on the basis of the Company’s achievement of goals set by the Board early in the performance period.  The amount available for payment of performance bonuses is established on the basis of the Company’s performance rating, and is allocated to employees on the basis of salary tier and individual performance rating.  Merit increases to base salary similarly are made on the basis of individual performance rating.  Annual equity grants, made in the form of stock options, restricted stock grants, or a combination of both are made on the basis of salary tier and individual performance.

The Committee retains broad discretion to determine the appropriate form and level of compensation, particularly for the Company’s executives, on the basis of its assessment of the Company’s executives, the demand for talent, the Company’s performance and other factors.  On February 3, 2005, the Committee awarded bonuses for 2004 performance ranging from 0% - 55% of base salary.  Key corporate performance factors for 2004 were, and for 2005 will include, among other things, achievement of specific financial objectives, research productivity, development progression with respect to both internal development efforts and collaborative development, and other aspects of Company performance.  The Committee and Board reserve the right to modify the Plan, and the key corporate performance factors and criteria under the Plan, at any time.

Item 1.02.  Termination of Material Definitive Agreement.

On February 7, 2005, the Company entered into a Severance Agreement and Release with its President, Dr. Vicki Sato, the terms of which supersede the Employment Agreement dated as of November 1, 1999, as amended, between the Company and Dr. Sato.

Item 5.02.  Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

On February 8, 2005, the Company announced the resignation of Dr. Vicki Sato, President of the Company, to be effective on May 11, 2005.

Also on February 8, 2005, the Company announced the appointment of Victor Hartmann, M.D., 55, as Executive Vice President, Strategic and Corporate Development, of the Company.  Prior to joining Vertex, Dr. Hartmann held various positions at Novartis Pharma A.G., most recently as Senior Vice President, Head Global Business Development and Licensing from 2000 to 2005.  Prior to that, Dr. Hartmann was Vice President, Head Scientific and Business Evaluation, and from 1996 to 1999, Dr. Hartmann was Vice President, Head Global Project Management.  He earned his B.S. in Biology from Macalester College.  He earned his M.D. degree at the University of Bonn, Germany and has a degree as a specialist in internal medicine.  See Item 1.01 for the material terms of Dr. Hartmann’s employment agreement.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

10.1                           Form of Stock Option Agreement under 1996 Stock and Option Plan

10.2                           Form of Restricted Stock Agreement under 1996 Stock and Option Plan – Annual Vesting

10.3                           Form of Restricted Stock Agreement under 1996 Stock and Option Plan – Performance Accelerated Restricted Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: February 8, 2005	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel